                                                                       2002
                                                                   ANNUAL REPORT



                                 (INFOUSA LOGO)

                                 Sales Solutions



            When sales are slow...
           and profits are down...
Who do you call? Call the "Recession Busters"

               Call infoUSA(R)!
                1-800-555-5335

                                                        (RECESSION BUSTERS LOGO)

                              (INFOUSA LETTERHEAD)

COMPANY PROFILE

INFOUSA(R) is the leading provider of sales and marketing support products and services for businesses, from small Mom & Pop shops to large corporations. The company compiles the world's finest databases of 14 million businesses and 220 million consumers under one roof in Omaha, Nebraska. The products derived from these databases include sales leads, mailing lists, diskettes, 3x5 sales lead cards, business directories, DVD products, mapping products, and also delivery of data on the Internet.

infoUSA(R) helps 4 million small business owners and sales people. When sales are slow due to recession, businesses look to infoUSA(R) for sales leads and new customer acquisitions.

NEW BUSINESSES, NEW HOMEOWNERS & NEW MOVERS

NewLeadsUSA(R) is the only source for detailed information on NEW BUSINESSES, NEW HOMEOWNERS and NEW MOVERS. Approximately 50,000 brand new businesses, 100,000 new homeowners and 300,000 new movers are added to this database weekly.

The NewLeadsUSA(R) database gives sales people and small business owners the hottest prospects available anywhere.

Over four million customers, which include small businesses, small-office/home-office operators, and salespeople, use our products and services to find new customers, increase revenue, cut selling costs, and increase their profits. The large corporations use our database for direct marketing, database marketing, analyzing their customers and making their sales and marketing department more productive and efficient.

infoUSA(R) was founded in 1972 by its current CEO. Today the company has nearly 2,000 employees and 37 offices across the U.S., Canada and London. Headquarters are located in Omaha, Nebraska. The company also operates under various trade names such as Donnelley Marketing(R), American Business Information(R), Walter Karl(R), idEXEC(R), Polk City Directories(R), ListBazaar.com(R), ClickAction(TM)/Yesmail(TM), Hill-Donnelly(R) and infoCanada(R).

"SAFE HARBOR" STATEMENT

The information in this Annual Report contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934 and
Section 27A of the Securities Act of 1933, which are subject to the "safe harbor" created by those sections. Investors are cautioned that such statements are only predictions and speak only as of the date of this Annual Report. Actual results may differ materially due to risks and uncertainties including, but not limited to, the successful integration of recent and future acquisitions, fluctuation of operating results, failure to achieve anticipated growth in the Internet and other businesses of the company, ability to finance the growth of the Internet division, risk of product returns, changes in technology, continued acceptance of the company's products and services in the marketplace, acceptance of products and successful launch of this new business, and competitive factors.

infoUSA is a registered trademark of infoUSA Inc. All other trademarks are the property of their respective owners.

                                                            FINANCIAL HIGHLIGHTS

FISCAL YEAR ENDED DECEMBER 31,
(in thousands, except per share amounts)

                                                         2002         2001         2000
                                                      ----------   ----------   ----------
Net sales                                             $  302,516   $  288,738   $  305,668
                                                      ----------   ----------   ----------
EBITDA, as adjusted (1)                                   85,821       95,456       54,116
Depreciation and amortization of operating assets         14,773       17,873       20,005
Intangible asset amortization                             13,310       30,254       32,190
Restructuring costs (2)                                    2,531        4,899        5,800
Other costs (3)                                              650        2,045        7,535
Operating income                                          54,557       40,385      (11,414)
                                                      ----------   ----------   ----------
Net income                                                20,436        4,964      (31,633)
EPS - basic & fully diluted                           $     0.40   $     0.10   $    (0.63)
                                                      ----------   ----------   ----------

Non-cash stock compensation expense                           52          448        3,113
Litigation settlement charge                                 417        1,104           --
Acquisition costs                                            181          493        2,287
Impairment of assets                                          --           --        2,135
Interest expense                                          16,059       25,285       26,651
Total debt                                               190,428      225,670      258,652
Capital expenditures                                       4,880        8,258       20,708
                                                      ----------   ----------   ----------
Number of basic shares outstanding                        51,170       50,651       50,304
Number of diluted shares outstanding                      51,193       50,651       50,304
                                                      ----------   ----------   ----------

Accounts receivable (DSO) - without Walter Karl (4)           47           56           69

(1) EBITDA, as adjusted is defined as operating income adjusted to exclude depreciation, amortization, non-cash stock compensation expense, restructuring costs, asset impairments, litigation settlement charges and acquisition costs.

(2)  Severance and other costs related to workforce reductions.

(3) Other costs consist of non-cash stock compensation, asset impairments, litigation settlement charges and acquisition costs.

(4) Walter Karl is a list broker. Trade accounts receivable and trade accounts payable are reflected at gross on the balance sheet.


 NET SALES                                                      OPERATING INCOME
(BAR CHART)                                                        (BAR CHART)

                         DON'T LET THIS HAPPEN TO YOU...




                               (CARTOON PICTURES)




                        THE KEY TO GROWING YOUR BUSINESS
                            IS FINDING NEW CUSTOMERS!

LETTER TO OUR SHAREHOLDERS, CUSTOMERS & EMPLOYEES


        (VINOD GUPTA PHOTO)
            VINOD GUPTA
Chairman & Chief Executive Officer

When people get sick, they see a doctor. When businesses see a drop in sales, they call infoUSA(R). We have been called the "Recession Doctor".

In the last 30 years, I have been through many economic cycles. When the economy is strong, businesses tell me they have all the customers they can handle, so they don't need our sales leads. When the economy is weak, infoUSA(R) is the first call they make. Over 4 million businesses and salespeople have used infoUSA(R)'s sales leads and databases to grow their customer base and their sales. infoUSA(R) is committed to meeting this growing customer demand by investing in our database, updating our technology and widening our distribution channels. We are also expanding into new and growing markets such as email marketing, mapping and offering direct mail, or "snail mail" via our website.

ACCOMPLISHMENTS DURING 2002

We had a great year during 2002 despite the recession. Net sales for 2002 were $302.5 million, an increase of 5% from $288.7 million in 2001. The Company had operating income of $54.6 million, or 18% of net sales for 2002, compared to operating income of $40.4 million, or 14% of net sales in 2001. Other financial data is shown on Page 1 and the details are presented in our 10-K. I will use this letter to describe our products, services, potential opportunities and future growth plan.

infoUSA(R)'s crown jewels are its database assets, and we're making them even more valuable by enriching both our data and our information products. During 2002, infoUSA(R) introduced NewLeadsUSA(R), its first "new homeowner", "new business" and "new mover" database to help businesses find more prospects. As a result of this investment, infoUSA(R) is the only company in the industry to provide this valuable data within days of each event. New homeowners, new movers and new businesses are the most lucrative and motivated buyers of products and services. When a person moves or a new business is started, they have money to spend, and they are looking for new vendor relationships.

Each of these three databases is continuously updated within days of receiving the information and promptly emailed to infoUSA(R) customers. This real-time data takes advantage of new database technology and Internet convenience to transmit data in a way that can immediately benefit our customers by giving them a competitive edge via a first-to-market advantage. Each week, there are approximately 100,000 "new homeowners", 300,000 "new movers" and 50,000 "new businesses". The consumer data is then enriched with infoUSA(R)'s proprietary demographic and other valuable information. The business data is enriched with SIC codes, employment information, revenue and other information. In addition, infoUSA(R)'s telephone

LETTER TO OUR SHAREHOLDERS, CUSTOMERS & EMPLOYEES


verification of each business listing ensures the superior accuracy of each data element. We believe the sale of this valuable data will be one of the catalysts for our future growth.

infoUSA(R) also introduced AutoListsUSA(R), a new automotive industry vertical market solution that provides the first comprehensive prospects and sales leads for the automotive industry. For example, an automotive parts wholesaler can get a list of tire dealers, repair shops and service stations in any area. Or, a car dealer can get a prospect list of prospective buyers of sports cars and luxury cars.

New Car Prospect Builder(R), is driven by a proprietary modeled database with prospects for luxury, sports and family cars predicated on individual consumer profiles based on demographics and previous history in each buying segment. This data is especially valuable as it complies with privacy legislation by suppressing motor vehicle registration records.

CBS 60 Minutes II(R) recently visited our data compilation and updating facility, because we are the biggest and the best in the industry. I hope you watch the show if only to see the enormity of our facility. CBS may not always praise our industry, but they do recognize the important role infoUSA(R) plays in the direct marketing community.

In addition to offering more data products and sales solutions, we are growing our distribution channels and giving our customers the maximum amount of data delivery options. We announced an agreement with Microsoft's(R) dedicated small business web site, "Microsoft bCentral(R)", to be the exclusive data provider offering business and consumer sales leads. Microsoft(R) chose infoUSA(R) as its exclusive provider because we have the highest quality, most comprehensive consumer and business data, underscoring the tremendous value of our database assets and delivery technology to small businesses. Microsoft(R) has millions of small business users and this alliance will be very profitable for both parties.

We have also expanded our in-house Internet division, infoUSA.com(R), to offer new services such as Snail Mail(TM), Customer Analyzer(TM), Prospect Builder(TM) and mapping products. Our suite of online products contains everything a small business needs to analyze existing customers and find new prospects, as well as a turnkey solution for sending out first class direct mail, or Snail Mail(TM) to these customers. We support these customers via phone, email and instant message options that apply our unique consultative sales approach to online marketing. Over 85% of our online customers choose one of these options, which enables infoUSA(R) to upsell additional products and services, and to cement the relationship. As they say, "the proof is in the pudding"; during 2002, our Internet division revenues grew by 38%.

Over the year, relatively low market valuations presented us a with a few unique opportunities to acquire attractive companies at favorable prices. We acquired two established and reputable directory businesses, Hill-Donnelly(R) and City Directory(R), contributing to infoUSA(R)'s leading portfolio of directory assets by adding thousands of new customers and hundreds of new directory markets. These companies have a combined customer base of over 100,000 customers, giving infoUSA(R) a tremendous distribution channel to service the needs of small businesses and salespeople. These directories are important tools for small businesses to find new customers and to grow. infoUSA(R) added even greater value to these customers by adding more technology, comprehensive business and consumer information, and offering the information on a variety of formats - printed directories, CD-Rom and also Internet access. The integration of these two companies has been very successful under the leadership of Pat and Lee Hill, and the company is taking advantage of several cross-selling opportunities by providing not just directory information, but a full range of sales and marketing solutions to this expanded customer base.

During 2002, infoUSA(R) announced its strategy to expand its email marketing capabilities. We are convinced that email marketing is one of the fastest

                               LETTER TO OUR SHAREHOLDERS, CUSTOMERS & EMPLOYEES


growing channels for businesses and salespeople to conduct prospecting and marketing. Last year, we acquired two companies in this industry; DoubleClick's List Services Division and ClickAction(TM). We have also recently announced our acquisition of Yesmail(R) in March 2003. The addition of these companies will dramatically expand infoUSA(R)'s leadership in the growing e-mail marketing industry. We will be able to combine our opt-in email file of 100 million consumers and businesses along with the leading edge e-mail technology of Yesmail(TM) and ClickAction(TM). Given infoUSA(R)'s premier position in traditional direct marketing, this creates the largest and most comprehensive offering of direct marketing tools and technology in the online and offline worlds.

I started this letter by referring to infoUSA(R) as the "Recession Doctor". We're certainly taking our own medicine, and I'm happy to report that it's working. In 2002, when the U.S. experienced one of the worst business downturns in history, infoUSA(R) achieved record operating income. We outperformed our industry, as measured by revenue growth and profit growth. Our 2002 revenue grew from $289 million to $303 million. Operating income grew 35%, and earnings per share grew 300% from 10 cents per share to 40 cents per share. During 2002 we paid down $24 million of our senior debt and repurchased $9 million of our outstanding junk bonds. Cash flow from operations was strong, enabling us to make the previously mentioned investment in our database, pay down debt and make strategic acquisitions. Our proprietary database is by far the finest in the industry, our product pipeline is robust, and we have expanded our distribution channels and bolstered our sales force to position ourselves for future growth.

OUR MANAGEMENT TEAM

We have one of the finest management teams, including Monica Messer, Ed Mallin, Fred Vakili, D.J. Thayer, Amy Rongisch, Amit Khanna, Tim Buechler, Rakesh Gupta, Jim vanEttinger, Jeff Ferris, Doug Roesemann, Dan Gust and Al Ambrosino. We also welcomed new managers to the infoUSA(R) family; Ray Butkus, Alan Kuritsky, George Grant, Kentyn Reynolds and Pat and Lee Hill.

MY FUTURE PLANS

My Dad will be 86 years old and he still goes to work six days a week. When I call him, he answers the phone with an upbeat tone of voice, and I pray that he is able to work until he is 100 years old. I also love my job and its many growth opportunities, which make me wake up early in the morning eager for the workday to begin.

I still believe our potential market opportunity consists of over 3 million small businesses and over $6 billion in revenue. I wish we could grow faster. But, this immense opportunity keeps me and our team energized.

Sincerely,

/s/ Vinod Gupta

Vinod Gupta
Founder & Chief Executive Officer

4 MILLION CUSTOMERS


  (MONICA MESSER PHOTO)
     MONICA MESSER
Chief Operations Officer


   (AMY RONGISH PHOTO)
      AMY RONGISH
  Senior Vice President
    Database Products


 (JIM VANENINGER PHOTO)
     JIM VANENINGER
Chief Technology Officer


When people get sick, they see their doctor. When the economy slows, businesses and sales people look to us to find new customers and increase their sales. We are the recession busters!


You can't find new prospects unless you have accurate data. Accurate information is the essential ingredient in every selling process, and infoUSA(R) has the most comprehensive and accurate data of 14 million businesses 125 million households. We are the only company to own a proprietary datatbase of business and consumers compiled and updated under one roof.

                                     (PHOTO)
     Our 132,000 square-foot facility where the data is compiled and updated.


            What Do We Offer?                        Who Are Our Customers?

        Proprietary Database of

o  14 Million Businesses                           Large Business Customers
o  220 Million Consumers
o  13 Million Executives & Professionals             Medium Size Business
o  50,000 New Businesses Per Week               Small Businesses & Entrepreneurs
o  100,000 New Homeowners Per Week
o  300,000 New Movers Per Week                          Small Businesses

           Data Processing &                             Entreprenuers,
      Database Marketing Services                   Part-Time Business (SOHO)

                                    THE FINEST DATABASE OF 14 MILLION BUSINESSES

The Finest Database of 14 Million U.S. and Canadian Businesses

We have been compiling this remarkable database for over 30 years, making it the finest database in the marketplace today. We use thousands of public sources to gather business data, and have the highest accuracy in the industry.

BUSINESS DATABASE CONTAINS:

   o Company Name & Addresses
   o Phone, Fax & Toll-Free Numbers
   o E-mail Addresses
   o Contact Names & Titles
   o Credit Rating Codes
   o Sales Volume
   o Number of Employees
   o High-Tech Business
   o Headlines
   o Corporate Linkage (Headquarter, Branch, Subsidiary Information)
   o Public Trading Symbol & Stock Exchange
   o Year Established
   o Square Footage
   o Lines of Business (SIC & NAICs Codes)
   o Franchise, Brand & Specialty Codes
   o Geo Codes - Latitude & Longitude
   o Web Site Address
   o Public Filings
   o Size of Yellow Page Ad
   o Number of PCs
   o Work at Home Businesses

(PHOTO)

(PHOTO)

17 Million Phone Calls Every Year

There's simply no substitute for telephone-verification in providing top-quality business information. infoUSA(R) is the only company to make this effort, a continual process involving nearly 17 million long-distance calls per year. We verify the accuracy of our information and capture additional information such as Key Contact, Number of Employees, and Address. All of which is vital to your marketing efforts. We really do call every business.



                   Buy Lists on the Internet @ www.infoUSA.com

220 MILLION CONSUMER DATABASE


Slice and Dice Any Way You Want

The strength of our consumer database comes from more than 85 years of Donnelley Marketing's(R) experience in building consumer databases. Over 300 data specialists including data compilers, data analysts, modelers, and database engineers work together to bring meaning to approximately 2 billion input records from thousands of sources! Getting the right demographic, psychographic, and buyer behavior information on 220 million people in 115 million households and keeping it up to date is our expertise.

CONSUMER DATABASE CONTAINS:
   o Name & Address
   o Phone Number
   o Opt-in E-mail Address
   o Income
   o Age
   o Occupation
   o Marital Status
   o Presence of Children
   o Type of Residence
   o Length of Residence
   o Home Owner/Renter
   o Home Value/Mortgage Amount
   o Active Bank Cards
   o Ethnicity
   o Contributor
   o Hobbies & Interests
   o Religion
   o Vehicle Data (Make, Model & Year)

(PHOTO)
(PHOTO)
THE BEST SOURCES OF INFORMATION
   o More than 4,300 telephone directories from coast-to-coast
   o Public record and real estate information
   o Multi-verified proprietary sources
   o Census data
   o Self reported leisure time/lifestyle surveys
   o Self reported buyer behavior/purchase intention surveys

SELECT YOUR PROSPECTS ACCORDING TO LIFESTYLE
   o Investment Behavior
   o Charitable and Political Contributors
   o Charge Card Users
   o Mail Order Buyers
   o High-Tech Households
   o Leisure Activities
   o Special Interests and More

ATTENTION TO DETAIL

infoUSA(R) has always been recognized as the leader in data accuracy. With over 20 million households moving each year, and constant changes in zip codes and area codes, infoUSA(R) is dedicated to maintaining the highest level of accuracy and deliverability available. In addition to running all US Postal Service products, infoUSA(R) dedicates considerable human resources to assure the quality of our information.



                   Buy Lists on the Internet @ www.infoUSA.com

                                     NEW BUSINESSES, NEW MOVERS & NEW HOMEOWNERS

(PHOTO)

50,000 New Businesses Per Week

THEY HAVE HOPES AND THEY ARE SPENDING MONEY!

Now you can reach New Businesses, as they are ready to open their doors. Combining our unsurpassed business file of more than 14 million businesses with new "Transactional Utility Data", you will receive the freshest data available. New businesses are just waiting for your client's products and services. They have great buying needs and are just waiting to be contacted. LIST CODE: 8888-10 (PHOTO)
300,000 New Movers Per Week

New Movers must buy goods and use business services. Most have not established relationships with vendors so they are the perfect prospect. This file combines the traditional DMCOA data with "Transactional Utility Data." You can't get fresher information. LIST CODE: 8888-52

They Have Money to Spend!
   Are You Ready for
  Their Relationship?

(PHOTO)
"NEW HOMEOWNERS ARE MY HOT PROSPECTS!"

100,000 New Homeowners Per Week

New Homeowners are just getting settled in their new home and are in the market to buy your products and services now! New Homeowners will buy more products and services in the first six months than they will in the next five years. They spend an average of $10,000 on non-move related items in the first 90 days. infoUSA(R) offers weekly information on these potential new prospects who have a significant buying potential - and the timing to reach them couldn't be better. Reach consumers when they're settling into a new neighborhood and searching for new product and service providers. Target higher-income households that are upgrading their lifestyle - and looking to buy bigger and better furniture, appliances, and services, to name a few. LIST CODE: 8888-64



                   Buy Lists on the Internet @ www.infoUSA.com

DOCTORS, LAWYERS, ACCOUNTANTS & PROFESSIONALS DATABASES

13 Million Executives & Professionals Database

infoUSA(R) has created a new database of 13 Million Executives and Professionals for the entire United States that gives you the key ability to reach, communicate and, more importantly, close the sale.

When you are dealing with the decision-maker, you know exactly where you stand and you get your answers fast.

Look at this fantastic database of 13 Million Top Executives and Cream of the Crop Professionals for you to target.

These types of executives and professionals have disposable income in their hands. They have purchasing power. They are ready to spend money. They need a great deal of products and services. They need your products and services too. And they are the decision-maker!

(PHOTO)
Doctors have money to spend!

LIST CODE                  EXECUTIVE TITLE                             COUNT
---------                  ---------------                             -----
8887-01                    Owner                                       4,084,621
8887-03                    Managers                                    2,479,549
8887-02                    President                                   1,236,530
8887-27                    Sales Executive                               577,310
8887-23                    Finance Executive                             566,605
8887-24                    Human Resources Executive                     311,959
8887-08                    Religious Leader                              284,218
8887-04                    Executive Director                            258,811
8887-31                    Purchasing Executive                          113,062
8887-26                    Marketing Executive                           110,439

LIST CODE                  PROFESSIONALS                               COUNT
---------                  -------------                               -----
8011-01                    Physicians & Surgeons                         669,259
8111-03                    Attorneys                                     518,202
8021-01                    Dentists                                      207,660
8721-01                    Accountants                                   119,263
8711-06                    Engineers                                      64,652



                   Buy Lists on the Internet @ www.infoUSA.com

                                                          DATABASE LICENSE GROUP

Data is the heart and soul of any organization. Hundreds of companies rely on our accurate, timely data to power their applications. We provide the valuable raw materials to make their solutions successful.

 (MARK SCHWARTZ PHOTO)
    MARK SCHWARTZ
      President
Database License Group

(CALLER ID ++ AD)

infoUSA's databases impact millions of people. Chances are you've used our data from one of our partnerships. Examples of those partnerships include:

o CRM AND SALES AUTOMATION - infoUSA(R) is proud of our ever-expanding partnership with Microsoft(R). Microsoft(R) integrates our data with Microsoft's small business CRM offering. Currently, infoUSA(R) data is providing Microsoft bCentral users vital business intelligence and targeted prospects.

o RISK MANAGEMENT - First Data's collections and skip tracing solutions and Choicepoint's employment verification and fraud prevention tools are both powered by infoUSA(R) data.

o INTERNET SERVICES AND MOBILE COMMUNICATIONS - infoUSA(R) continues to power the majority of web-based Yellow and White page directory providers. The millions of users of AOL, Yahoo!, and Ticketmaster/Citysearch all view infoUSA data when searching for business names or categories. Furthermore, wireless directory providers such as Vindigo represent an up-and-coming vertical of information use.

o MARKETING ANALYTICS - Claritas, Arbitron, and ESRI, among others, incorporate infoUSA(R) data in their marketing and geographic information systems (GIS) to help their customers make better decisions.

o ONLINE RESEARCH - infoUSA(R) data enables users of Lexis-Nexis, Dialog, and WestLaw to research and define markets/industries, and gather competitive information.

o VEHICULAR NAVIGATION SYSTEMS - infoUSA(R) gives the drivers of select GM, Lexis, Mercedes, and Acura vehicles access to on-demand point-of-interest
   (POI) information. The leaders of this market all rely on infoUSA(R) to provide the highest quality POI and emergency services information.

DONNELLEY MARKETING(R)

Combines Data, Technology, and Applications to Solve The Customer's Needs.

Donnelley Marketing(R) is one of the nation's leading boutique direct marketing and database marketing solution providers, targeting medium and large size firms where quality data, applications and customer service count. Our mission is to help businesses find new customers, grow their sales, reduce selling costs and to become more profitable. Donnelley's(R) reputation has been built by delivering consistent results to our clients for 85 years.

Donnelley Marketing(R) serves a variety of industries including traditional direct marketers, packaged goods, retailers, financial institutions, telecommunications, utilities, technology, fund raising, automotive and catalog companies. Donnelley Marketing(R) maintains over 130 marketing databases, processes over 50 billion records annually, creates 220 custom models each year and delivers personalized customer care to more than 2,000 customers.

Our goal in 2002 was to increase client access to our databases and data processing services while reducing turnaround time and lowering costs. We were pleased to announce the introduction of infoConnect(TM) ONE PASS. This revolutionary hygiene and data enhancement service provides clients 24/7 web driven access to the best databases available in the industry. In a nutshell, the customer's data is fresher, turnaround times are faster, and deliverability increases. We are in the process of transitioning our clients to a recurring revenue model through this automated system. This offering is attractive to large, medium and small organizations.

                           (DONNELLEY MARKETING LOGO)

      (RAY BULKUS PHOTO)
          RAY BULKUS
          President
Donnelley Marketing, Inc.(R)

       (DAN GUST PHOTO)
          DAN GUST
          President
      Catalog Vision(R)

     (AL AMBROSINO PHOTO)
         AL AMBROSINO
      Exe. Vice President
    Business Development &
         Cross Sales
infoConnect(TM) ONE PASS

infoConnect is a service from Donnelley Marketing(R) that offers groundbreaking artificial intelligence matching technology in order to provide data enhancement and file cleansing. Combine that with ONE PASS, and our clients have the ability to link multiple data hygiene and enhancement services, resulting in lower costs, decreased turnaround time, and increased match rates. infoConnect(TM) will match a clients' file to:

220 MILLION NATIONAL CONSUMER DATABASE:

The industry's largest and most comprehensive consumer database.

14 MILLION NATIONAL BUSINESS DATABASE:

The world's finest business content.

15 MILLION NATIONAL PRIVACY DATABASE:

Provides marketers with the ability to eliminate people who will not respond to their offer

ALL MAJOR USPS DATA HYGIENE DATABASES:

Donnelley Marketing(R) licenses all five of the major United States Postal Service data hygiene databases.

(PRIVACY PROTECTOR AD)

(PHOTO)

DONNELLEY MARKETING(R) MAKES CLIENT RELATIONSHIP MANAGEMENT (CRM) POSSIBLE

CRM does not happen by itself. The key ingredients are the database and the application software to use the data. Donnelley Marketing(R) offers both. In 2002, our clients benefited from MarketZone DS. (It is a closed-loop, internet-enabled, fully relational database tool. It is a complete system for decision support, campaign management, and execution. In addition to managing their customer relationships better, our clients benefited from MarketZone's ability to identify prospects and reduce costs.)

2002 also proved to be a highly successful year for our client marketing database unit. MarketZone DS., provided our clients the ability to identify new prospects and reduce costs while managing their customer relationship.

We have very clear plans and initiatives for 2003 to grow our business. We will continue to find ways to capitalize on our data handling expertise and develop products that use technology to access our rich content that will provide our customers with new sales prospects and money saving solutions.

WALTER KARL(R)


 (ED MATLIN PHOTO)
    ED MATLIN
    President
  Walter Karl(R)

List Brokerage, List Management & Consulting

Walter Karl(R) has achieved some lofty accomplishments over the past 12 months. Here is a brief summary of some of those accomplishments:

REPUTATION OF WALTER KARL

Walter Karl(R), has been providing quality List Management and List Brokerage services to the Direct Marketing Industry for over half a century and is now one of the top 5 full service providers in the Industry. We have also dramatically expanded our Email Marketing services to support the growing needs of our customers. Additionally, our Strategic Information Management (SIM) Database Consulting Division provides database consulting and data processing services to mid and large size companies.

INCREASED THE SALES OF PROPRIETARY PRODUCTS AND SERVICES

We continue to increase sales of our proprietary business and consumer data in our List Division, increased our List Fulfillment and Database Services sales and expanded the sale of other data processing services such as NCOA, Merge/Purge, Modeling and Enhancement Services. We are also effectively selling our newest web based data hygiene and enhancement service - infoConnect One Pass. We have created the Industry's premier National Business and Consumer New Mover Database serving a broad range of industries with their direct mail and telemarketing campaigns.

EXPANDED OUR PRESENCE IN THE INTERACTIVE ARENA

Walter Karl Interactive focuses on providing on-line companies and traditional marketers with the products and services they need to create successful multi-channel marketing programs. The recent acquisition of the List Management and Brokerage Divisions of DoubleClick, and the purchase of ClickAction(TM), a premier Internet service provider, has enabled Walter Karl(R) to become the Industry leader in the Email Marketing arena. Some of our services include Email List Management, Email List Brokerage, Email Modeling and On-Line Surveys.

                                    (GRAPHIC)

                               (WALTER KARL LOGO)

                                                     YESMAIL(TM)/CLICKACTION(TM)

Yesmail(TM)/ClickAction(TM) is a leading provider of email marketing solutions. Yesmail(TM)/ClickAction(TM) streamlines, centralizes and manages the complete process of online database marketing with direct marketers' existing and prospective customers.

Turn Your Customer E-mail Data Into Gold!

(GRAPHIC)

LET ME SHOW YOU HOW - GUARANTEED!

Like most direct marketers, you probably have a huge email database on your customers and do nothing with it. You are sitting on top of a gold mine...and don't even know it.

Yesmail(TM)/ClickAction(TM) wrote the book on mining gold out of customer email databases.

HOW DOES IT WORK?

1. Targeted customer acquisition strategies.
2. Smart, personalized retention email campaigns.
3. Multi-channel email campaigns.
4. Data appends.
5. Customized ROI tracking and reporting.

    (ED HENRICH PHOTO)
        ED HENRICH
         President
Yesmail(TM)/ClickAction(TM)

    (GEORGE GRANT PHOTO)
        GEORGE GRANT
  Executive Vice President
  of Business Development
 Yesmail(TM)/ClickAction(TM)

Utilizing your customer email database works! Here's what some of our direct marketing clients have to say:

"ClickAction(TM) has helped HERSHEY'S Gifts identify high traffic areas in order to promote their email updates via ClickAction's Automated Data Transfer service. This has been extremely helpful to HERSHEY'S Gifts as we are now receiving qualified,interested customers wanting to receive email updates."

                                       - HERSHEY'S Gifts

"Email marketing has allowed us to drive consistent, incremental sales while increasing product knowledge across our customer base - all in a very economical way."

                                       - Brooks Brothers

"ClickAction(TM) has been a valuable partner in helping us create and implement our online direct marketing campaigns. These campaigns with ClickAction(TM) have been a great way to not only build customer relationships but they have also become a significant source of revenue for the company."

                                       - Murad

SMALL BUSINESS GROUP

(D.J. THAYER PHOTO)
    D.J. THAYER
     President
Small Business Group

Small business owners and entrepreneurs need prospect lists and other sales and marketing solutions to find new customers, grow their sales, cut selling costs and increase profits. We help these small business owners in understanding their customers, finding the right prospects at a low cost.

(JEFF FERRIS PHOTO)
    JEFF FERRIS

  (DOUG ROSSEMANN)
   DOUG ROSSEMANN

                Sales Leads to Meet Small Business Owner's Needs

(PROSPECT LISTS PHOTO)

PROSPECT LISTS

Four-color, easy-to-read prospect lists with pictures, where available. Perfect for sales planning, telemarketing or following up on inquires. Order your list by city, county, zip code or walk sequence.

(MAILING LABELS PHOTO)

MAILING LABELS

Our accurate addresses and contact names provide the highest rate of deliverability. Peel and stick or Cheshire labels are available. They can be sent directly to a mail house or fulfillment center.

FTP OR E-MAIL

When a customer places an order - it can be ready to download within a few hours off our FTP site or the records can be sent directly to customers via e-mail. Customers can start using the list immediately.

(3 X 5 SALES LEAD CARDS PHOTO)

3 X 5 SALES LEAD CARDS

The ideal traveling tools. Cards can be perforated and shipped. Great for splitting leads among a salesforce and for note taking and follow-up.

(DISKETTES AND TAPES PHOTO)

DISKETTES AND TAPES

The convenience of computer delivery. The information is easily loaded into Excel, ACT and many other software programs. Disks or tapes can be sent directly to our customers or to a mail house.

ON THE INTERNET

www.infoUSA.com offers customers the ability to slice and dice our databases from anywhere at any time. Once downloaded you can do more than print labels. It gives customers complete control.

Business-to-Business Sales & Marketing Directories

State and national directories with detailed information about every business or household. Available in printed book, DVD, and online at directoriesUSA.com. Titles include:

                                   (GRAPHICS)

BUY SALES LEADS ON THE INTERNET...                                     (GRAPHIC)

www.infoUSA.com

First online shopping mall for business lists, consumer lists, specialty lists and e-mail lists. Instantly source, select and download any list of any size.

CONSUMER PRODUCTS GROUP

   (BOB REEVES PHOTO)
      BOB REEVES
President/General Manager
      Retail Sales

Millions of consumers and small office/home office operators use our retail products. These products are sold in over 5,000 retail stores in the U.S. and Canada-including Staples(R), CompUSA(R), Office Depot(R), MicroCenter(R), Fry's(R), Business Depot(R) and many others. These products give customers a taste of our database at an affordable price. We convert many of these customers into on-going subscription users and benefit from recurring revenue.

                                    (GRAPHICS)


(CDUSA LOGO)                   (PHONEDISC(R) LOGO)               (PROCD(R) LOGO)

                                    (GRAPHICS)

POWERFINDER(R)

Powerful tool to find 115 million U.S. businesses and consumers. Select Phone Pro(R) Marketing database with information on over 115 million businesses & consumers.

HOMELAND SECURITY 101(TM)

Complete information on 120 million people.

BUSINESS SALES LEADS & MAILING LISTS(TM)

Complete information on 14 million U.S. business listings.

CONSUMER SALES LEADS & MAILING LISTS(TM)

Complete information on 200 million consumers.

BUSINESS CREDIT RATINGS PRO(TM)

Credit ratings on over 14 million U.S. businesses.

YELLOW PAGES USA DELUXE(R)

Locate information on every business in the U.S.

POWER BUSINESS(TM)

Populate and update your contact manager with info on 14 million U.S.
businesses.

BUSINESS MAPPING(TM)

Map your prospects.

BUSINESS CREDIT REPORTS & DIRECTORIES

(TROY PETERSON PHOTO)
   TROY PETERSON
  General Manager

WHY DO SMALL BUSINESSES NEED BUSINESS CREDIT REPORTS?

No other company offers credit reports for every single business, no matter how small or how newly established. One of our customers, a bank president, told us, "There's no other place to get basic information without spending at least $20." Our credit reports are $5.

Businesses Use Our Credit Reports Daily to:

o Make low-risk, low-dollar credit decisions
o Verify business existence
o Confirm information on new accounts
o Learn more about customers
o Find sales leads
o Qualify prospects
o Skip tracing

(GRAPHIC)

Business Credit Reports On the Internet!

(GRAPHIC)


www.BusinessCreditUSA.com

                                                             METRO SALES OFFICES

Sales & Marketing Consultants to Small Businesses

Companies such as Pitney Bowes, IKON, and Paychex have realized tremendous success and growth through the use of consultative selling by their sales force. Using a similar business model, infoUSA(R) Metro Sales Offices are positioned to become THE marketing consultants to small business.

HOW DO WE CREATE RELATIONSHIPS?

Our highly trained sales staff visits businesses face-to-face and personally introduces infoUSA's wide range of products and services. Every business knows there is a personal representative assigned to them. Our marketing consultants' primary goal is to help their clients grow their sales.

(INFOUSA PHOTO)

Small business customers have told infoUSA(R) that they want more one-to-one help. They want us to tell them how to be effective with their mail, give them marketing ideas and supply the targeted lists. Small business owners have little time and limited resources. We are in a unique position to capture this market and secure high levels of repeat business because of our established reputation as the highest quality data provider in our market, and a proven track record in relationship selling.

(KEITH MACCABE PHOTO)
    KEITH MACCABE
  Regional Manager
 Field Sales Offices

    (BOB CORTELTE)
     BOB CORTELTE
  Sr. Vice President
 Field Sales Offices

Sales Growth Package Plus PC:

New in 2002, the Sales Growth Package Plus PC represents a breakthrough in small business marketing. Packaging the computer hardware with infoUSA's industry leading products creates an unbeatable value proposition to our clients. For one low price, this complete marketing solution includes all the tools needed to help the business with ongoing sales and marketing - including personal consulting:

o Up to 2,500 customized prospects on a printed list and electronic file
o Monthly updates with changes to the prospect list
o One set of mailing labels every month!
o State Business-to-Business Sales & Marketing Directory with unlimited viewing of all the businesses in their state
o CD or DVD of all the households within their state
o State Credit Directory
o Unlimited Business Credit Reports
o FREE PC

(MAP)

infoUSA(R) Metro Sales Offices are located in Chicago, Clearwater (FL), Denver, Kansas City, King of Prussia (PA), Las Vegas, Miami, Minneapolis, Omaha, Portland, Seattle, Sunnyvale (CA). More offices are on the horizon.

STATE BUSINESS DIRECTORIES

(STEVE CONDIT PHOTO)
    Steve Condit
  General Manager
 State Directories

(GRAPHIC)

A MUST HAVE PRODUCT FOR:
    o Finding New Sales Leads
    o Pre-Qualifying Prospective Customers
    o Marketing Research and Business Strategy
    o Sales Territory Development & Assignments
    o Helping Make Credit Decisions
    o Verifying Business Information on New Accounts
    o Researching Competition or Expansion Plans
    o Finding Fax, Telephone, & Address Data
    o Locating Suppliers

DATABASE INCLUDES:
    o Company Name & Address Data
    o Lines of Business with SIC Codes
    o Business Owners & President Names
    o Key Decision Maker Names & Titles
    o Estimated Sales Volume
    o Number of Employees
    o Phone & Fax Numbers
    o Credit Rating Codes

THE ULTIMATE SALES & Marketing Directory...
....that you'll find to be indispensable for your business. It's arranged as follows:

SECTION 1  Businesses by City

Companies are listed alphabetically by name within each city. This section includes the most information about each business:

SECTION 2  Businesses by Yellow Page Category

Listings are arranged by familiar yellow page categories, so you can focus on a particular industry or type of business.

                                    (GRAPHIC)

....AVAILABLE FOR ALL 50 STATES!

SECTION 3  Big Businesses

(sample not shown)

This section lists all companies with 100 or more employees along with all publicly-traded companies. Listings are alphabetical by city, and include the name of the owner or manager.

SECTION 4  Manufacturers

(sample not shown)

All Manufacturing firms are listed by city and product. Each listing includes the name of the owner or manager, estimated sales volume and number of employees.

AN EASY-TO-USE CD-ROM/DVD AT NO EXTRA CHARGE!

Now you can have access to all businesses in all 50 states in a CD-ROM database for your PC! This amazing technology lets you "slice and dice" the information any way you choose, to help you pinpoint your best prospects. The search software is lightning-fast, and it's very easy to use.

In just a few minutes you'll be performing searches, researching markets, finding new prospects or suppliers, or simply looking up businesses anywhere in the state.

HOW CAN YOU SEARCH?

    o Company Name
    o City
    o ZIP Code
    o County
    o Credit Rating Code
    o Employee Size
    o Estimated Sales Volume
    o SIC Code
    o Yellow Page Category
    o Contact Title
    o Public Company...and more!

HOW IS THE DATABASE COMPILED?

With a lot of care and a lot of investment! We start with the best sources available:

    o Yellow Pages and Business White Pages
    o Annual Reports and SEC Documents
    o Government Data and Public Filings...and more.

But that's not good enough-we then telephone-verify every listing, and collect information such as the name of the owner or manager, number of employees, primary line of business, and much more. This telephone verification process is what sets us apart from our competition, in creating the most accurate business database available! In a nutshell, you can use our database to find new customers and grow your sales and profits! You'll have every business in the state at your fingertips, for a host of applications:

    o Finding leads for your sales force or dealers
    o Locating suppliers
    o Researching potential markets
    o Helping make trade credit decisions...and more!
    o For direct mail or telemarketing campaigns

HOW CAN YOU USE IT?

The printed directory is a handy reference for your home or office, or keep it in your car or briefcase. The CD-ROM/ DVD is a phenomenal tool that lets you "slice and dice" the database to find the perfect prospects in any market area!

POLK CITY DIRECTORIES(R)

   (JOHN LAW PHOTO)
      John Law
      President
Polk City Directories

Since 1870, the name Polk has been synonymous with quality and integrity in the directory publishing industry. From our first "hand built" directory that was personally enumerated and followed railroad lines--to today's on-line "real time" marketing solutions, Polk City Directories(R) has proved to be your trusted partner for over 130 years.

Polk City Directories(R) are simply the most comprehensive sources available for complete business and consumer information in a specific community. These easy-to-use hardbound directories, infoTYME(R) CD-ROMs and internet access bundles are available for over 930 cities across the country. When you need the very best in local business and consumer information-- see why the only choice is Polk City Directories(R).


(POLK CITY DIRECTORIES LOGO)

Now More than Just a Printed City Directory

NEW BUNDLE INCLUDES:

    o infoTYME(R) 500 CD-ROM/DVD
    o Nationwide Internet Access @ CityDirectory.com
    o Hard-bound City Directory

HUNDREDS OF USES -- ONLY LIMITED BY YOUR IMAGINATION!

    o Great Reference Tool
    o Plan Sales Calls
    o Identify Neighbors
    o Expand Sales Territories
    o Find New Customers
    o And Much More!

                                    (GRAPHIC)


                           Find us on the internet at:
                              www.CityDirectory.com

MORE THAN JUST A PRINTED CITY DIRECTORY!


POLK CITY DIRECTORY - Seven Directories in One

These easy-to-use hardbound directories are arranged in seven handy sections and are the industry standard in printed reference directories.

INFOTYME(R) CD-ROM - The User-Friendly Desktop City Directory

This electronic directory on CD-ROM lets you target your markets effectively. Slice and dice the information any way you want and then search, select and download using multiple search criteria.

INTERNET ACCESS @ www.CityDirectory.com

Now you have nationwide internet access at www.CityDirectory.com. Access your directory subscription, view neighboring state products and BUY customized business and consumer sales leads and mailing lists anytime on the web.

SECTION 1 MORE DATA!

Alphabetical Section

Names, phone numbers, addresses, home owners, new movers and more for residents and businesses.

(GRAPHIC)

SECTION 2 BIGGER!

Business Section

Company name, address, phone number, number of employees, owner/contact names, and more!

(GRAPHIC)

SECTION 3 NEW!

"Movers & Shakers"

Shows the top 25% in the community based on professional achievement and personal income.

(GRAPHIC)

SECTION 4

Street Guide

All Consumers and Businesses are arranged by street address in convenient "walk-sequence". This is the perfect tool for Skip Tracing or identifying prospects and neighbors on any block. Also includes phone and Zip code.

(GRAPHIC)

SECTION 5

Map Section

This detailed, easy-to-read section gives a visual reference of a community.

(MAP)

SECTION 6

Telephone Key

Every Residence and Business is listed in telephone number sequence. Also includes the complete name and address for each listing.

SECTION 7

Demographic Summary

Demographics (such as income, age, and home value) for each carrier route and ZIP code are included in this section.

HILL-DONNELLY(R)  DIRECTORIES

(LEE HILL PHOTO)
    Lee Hill
   President
 Hill-Donnelly

Helping Businesses Work Smarter Since 1917

Founded in 1917, and based in Tampa FL since the 1930s we are the original publisher of Cross Reference Consumer and Business Directories in the United States.

THE MOST COMPREHENSIVE AND ACCURATE SALES AND REFERENCE GUIDE OF AREA RESIDENTS AND BUSINESSES

THESE UNIQUE DIRECTORIES COMBINE DETAILED INFORMATION FROM THE LOCAL TELEPHONE COMPANY TO HELP BUSINESSES:

    o Boost their sales
    o Reduce their marketing costs
    o Simplify tracing and locating
    o Improve their service
    o Save their time

                                    (GRAPHIC)

THE HILL-DONNELLEY(R) CROSS REFERENCE DIRECTORY FEATURES SIX DISTINCT SECTIONS:

     o MARKET PLANNING-A wealth of information is presented to help you pinpoint areas having high concentrations of your best prospects.

     o LOCATION SECTION STREET INDEX-Locate any street and distinguish between streets of the same or similar name.

     o LOCATION SECTION ZIP CODE INDEX-Find the streets that are located in your prime target Zip code(s).

     o LOCATION SECTION CENSUS TRACT INDEX-Find the streets that are located in your prime target Census Tract(s).

     o LOCATION SECTION-This section gives you a guided tour through the community street-by-street.

     o NUMERIC SECTION-This section is ideal for targeting telemarketing efforts by telephone prefix.

To serve our customers even better, in September 2002 we acquired the City Publishing Company. Founded in 1948, City Publishing produces Cross-Reference Directories for nearly 100 metropolitan markets. In the first quarter 2003, we completed the consolidation of City Publishing's sales, customer service and production facilities into our new facility in Tampa, FL, which will result in significant cost savings.

Together, our print editions are now available in over 300 markets totaling more than 40 million listings and Cross+Search Plus, our CD-ROM product, will be available nationwide in 2003.

In addition to our Cross Reference Directories (print editions and CD-ROM) we also provide targeted consumer and business sales leads and data enhancement services to help our clients take the guesswork out of their marketing and focus on prospects that are most likely to respond to their offer.

Over the last decade we've helped over 150,000 companies improve their results. Our clients range in size from some of the nations largest corporations and governmental agencies to small, local enterprises.

Perhaps, our satisfied customers say it best...

(GRAPHIC)

"I use the Hill-Donnelly(R) CD-ROM in conjunction with both live and automated telemarketing for my investment and real estate businesses. Because of the quality of the information and the ease of use of your product, I am able to talk with no less than 80 people per hour. I am getting 5 new prospects for my business every hour. This is the best investment I have made- your technical support is outstanding!"

         - T. Anderson, PhD (Investors Security Corp)

                              (HILL-DONNELLY LOGO)

BUY SALES LEADS ON THE INTERNET

 (RAKESH GUPTA PHOTO)
     RAKESH GUPTA
      President
   Online Delivery

 (AMIT KHANNA PHOTO)
     AMIT KHANNA
Senior Vice President
   Product Software

An Internet-based complete sales and marketing tool for small business owners and marketing professionals. infoUSA.com combines all of the following sales and marketing tools on one easy-to-use website:

    o U.S. & Canadian Business Lists
    o U.S. Consumer Lists
    o Data Processing Services
    o Business Credit Reports
    o Business-to-Business Sales & Marketing Directories
    o Customer Analyzer & Prospect Builder(TM)

infoUSA.COM OFFERS CUSTOMERS:

    o Download business & consumer lists at real-time
    o Cherry-pick names
    o Pay only for the names you want
    o No minimums
    o Free registration
    o Free counts
    o Free price quotes
    o Customer service via phone, email or instant messaging
    o Choice of other list formats-mailing labels, prospect lists & 3x5 sales lead cards
    o Free white & yellow page information

(infoUSA.COM LOGO)

(GRAPHIC)

CUSTOMER ANALYZER AND PROSPECT BUILDER(TM)

Most small business owners don't know what their current customers are like, and how to find prospects just like their customers. This proprietary software developed by infoUSA(R) takes the guesswork out of finding new prospects.

Customer Analyzer and Prospect Builder(TM) analyzes the customer base and delivers prospects that have similar characteristics. The analysis is free. The business pays for only the prospect names it chooses.

Due to the fact that infoUSA(R) is the only company with a combined database of 220 million consumers and 14 million businesses, we are the only company who can offer this type of application to our customers.

Business customers are analyzed by SIC code, number of employees, sales volume, credit rating, years in business and other criteria. The consumer customers are analyzed by such factors as age, income, household value and other characteristics.

The next step will be to send personalized letters, brochures... everything right from the web. infoUSA(R) is in discussions to find the right partners for this mailing service. This is available 24/7 by going to www.infoUSA.com.

                                                           CORPORATE INFORMATION

BOARD OF DIRECTORS

VINOD GUPTA
    Chairman & Chief Executive Officer
    infoUSA Inc.

Harold W. Andersen
    Retired Publisher
    Omaha World-Herald
    Omaha, NE

Richard Borda
    Retired Vice Chairman
    National Life Insurance Company

George F. Haddix
    Former CEO
    CSG Systems, Inc.
    Omaha, NE

Elliot S. Kaplan
    Senior Partner
    Robins, Kaplan, Miller & Ciresi L.L.P.
    Minneapolis, MN

Vasant Raval
    Professor and Chair
    Department of Accounting
    College of Business Administration
    Creighton University
    Omaha, NE

Dennis P. Walker
    President & CEO
    Jet Linx Aviation
    Omaha, NE

Executive Officers
    Vinod Gupta, Founder, Chairman & Chief Executive Officer
    Monica Messer, Chief Operations Officer Stormy Dean, Chief Financial Officer Fred Vakili, Chief Administration Officer & Corporate Secretary
    Al Ambrosino, Exec. Vice President, Business Development & Cross Sales
    Scott Roberts, Corporate Controller
    Ray Butkus, President, Donnelley Marketing
    D.J. Thayer, President, Small Business Group
    Ed Mallin, President, Walter Karl
    Jeff Ferris, President, List Reseller Group
    Lorne Groe, Vice President, Finance
    Rakesh Gupta, President, Online Delivery

OFFICERS
    Tim Buechler                                Sterling Hunt
    Jim Cahill                                  Amit Khanna
    Bob Cortale                                 John Low
    Loren Donaldson                             Peter Malamas
    Dan German                                  Sandra Robinson
    George Grant                                Doug Roesemann
    Dan Gust                                    Amy Rongisch
    Ed Henrich                                  Mark Schwartz
    Lee Hill                                    Kathy Sullivan
    Bill Hippen                                 Jim vanEttinger
    Tim Hoffman                                 Jack Waite

ANNUAL MEETING

The annual meeting of shareholders will be held at 5:00 p.m. on Monday, April 21, 2003 at the Jaipur, 10999 Elm Street, Omaha, Nebraska 68144.

INFORMATION FOR INVESTORS

The Annual Report and the Company's Form 10-K Report filed with the Securities and Exchange Commission are available free of charge by writing to Laurel Gottesman, Director of Investor Relations, infoUSA Inc., 5711 South 86th Circle, Omaha, NE 68127.

COMMON STOCK

The Company's Common Stock, $0.0025 par value, is traded on the NASDAQ National Market System under the symbol IUSA.

The following table sets forth the high and low closing prices for the Company's Common Stock during each quarter of 2002 and 2001:

                     high         low
                     -----       -----
2002
  First Quarter      $8.60       $6.55
  Second Quarter     $8.20       $5.47
  Third Quarter      $5.96       $3.92
  Fourth Quarter     $5.14       $2.86

2001
  First Quarter      $5.12       $2.25
  Second Quarter     $6.00       $3.95
  Third Quarter      $6.75       $3.84
  Fourth Quarter     $6.94       $4.00

As of March 5, 2003, there were 144 stockholders of record of the Common Stock, and an estimated additional 3,500 stockholders who held beneficial interests in shares of common stock registered in nominee names of banks and brokerage houses.

ACCOUNTANTS
KPMG LLP
Two Central Park Plaza
Suite 1501
Omaha, NE 68102

TRANSFER AGENT
Wells Fargo Bank Minnesota, N.A.
161 North Concord Exchange
P.O. Box 738
South St. Paul, MN 55075

CORPORATE COUNSEL
Robins, Kaplan, Miller & Ciresi L.L.P.
2800 LaSalle Plaza
Minneapolis, MN 55402

(INFOUSA LETTERHEAD)                                             (POSTAGE STAMP)




            When sales are slow...
           and profits are down...
Who do you call? Call the "Recession Busters"

               Call infoUSA(R)!
                1-800-555-5335

                                                        (RECESSION BUSTERS LOGO)

OUR FAMILY OF COMPANIES & THEIR POPULAR LOGOS:

(INFOUSA LOGO)      (DONNELLEY LOGO)     (INFOUSA.COM LOGO)    (BUSINESSCREDITUSA.COM LOGO)

(ILLEGIBLE LOGO)    (CLICKACTION(TM) LOGO)  (WALTER KARL LOGO)  (LISTBAZAAR.COM LOGO)

(AMERICAN BUSINESS INFORMATION(R) LOGO)   (AMERICAN BUSINESS DIRECTORIES(R) LOGO)   (AMERICAN CHURCH LISTS(R) LOGO)
     (AMERICAN MEDICAL INFORMATION LOGO)        (POLK CITY DIRECTORIES LOGO)              (YESMAIL(TM) LOGO)

(INFOCANADA LOGO)   (CDUSA LOGO)         (PHONEDISC LOGO)      (PROCD LOGO)         (HILL-DONNELLEY LOGO)       (ID LOGO)